SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of Report: September 23, 2002

                               ENDOVASC LTD., INC.
             (Exact name of registrant as specified in its charter)

         Delaware                        000-28371              76-0512500
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
 incorporation or organization)                           Identification Number)

                          15001 Walden Road, Suite 108
                             Montgomery, Texas 77356
                    (Address of principal executive offices)

                                 (936) 448-2222
              (Registrants' telephone number, including area code)


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Item  5.       Other Events.

     FILING OF LEGAL PROCEEDING. On September 11, 2002 the company filed a civil lawsuit styled Endovasc Ltd., Inc v. J.P. Turner & Co.LLC et al Inc., Number 02-CV-7313, in the United States District Court, Southern District of New York. The complaint is for damages as a result of an alleged fraud and stock manipulaton. The company is seeking monetary damages in excess of $200, 000, 000.




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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ENDOVASC LTD., INC.



September 23, 2002                              -------------------------------
                                       By:  /s/ David P. Summers
                                                David P. Summers
                                                Chief Executive Officer


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